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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)   November 11, 2006

                                                          MFB Corp.


                    (Exact Name of Registrant as Specified in Its Charter)

       Indiana                                     0-23374
(State or Other Jurisdiction of Incorporation) (Commission File Number)
            35-1907258
      (IRS Employer Identification No.)

                        4100 Edison Lakes Parkway, Suite 300,
                          P.O. Box 528, Mishawaka, Indiana 46546
         (Address of Principal Executive Offices)         (Zip Code)

                                                       (574) 277-4200


               (Registrant's Telephone Number, Including Area Code)



           (Former Name or Former Address, if Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
 (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
 (17 CFR 240.13e-4(c))

Item 2. Results of Operations and Financial Condition.

MFB Corp., an Indiana corporation ("Registrant"), issued a press release which was publicly disseminated on November 11, 2006 announcing its Fourth Quarter Earnings. A copy of the press release is furnished herewith as Exhibit 99.1. Pursuant to General Instruction B.6 of Form 8-K, this exhibit is not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, but is instead furnished as required by that instruction.


Item 9.01 Financial Statements and Exhibits.

         (c)  Exhibits

                   Exhibit No.               Description
                       99.1               Press Release issued November 3, 2006.

                                   SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:  November 3, 2006                           MFB Corp.

                                                  By:   /s/ Charles J. Viater
                                                        Charles J. Viater,
                                                        President and CEO

November 3, 2006                                  Contact:Charles J. Viater
                                                           President/CEO

                   MFB Corp. ANNOUNCES FOURTH QUARTER EARNINGS

Mishawaka, Indiana - MFB Corp. (NASDAQ/MFBC), parent company of MFB Financial (the "Bank"), reported today its consolidated financial results on an unaudited basis of $954,000, or $0.69 diluted earnings per share for the three months ended September 30, 2006 a decrease from net income of $1.2 million or $0.87 diluted earnings per share, for the three months ended September 30, 2005. MFB Corp's consolidated net income for the year ended September 30, 2006 was $2.2 million, or $1.56 diluted earnings per share, compared to $2.5 million, or $1.81 diluted earnings per share, for the same period last year.

Charles J. Viater, President and CEO, stated "The partially inverted yield curve has presented a challenging environment for maintaining consistent earnings. However we have and will continue to monitor closely our net interest margin, noninterest income and noninterest expense. As announced on October 20, 2006, we recently declared a 32% increase in the dividend from one year ago to a record $0.165 per share."


MFB Corp's net interest income before provision for loan losses for the three month period ended September 30, 2006 was $3.2 million compared to $3.9 million for the same period last year. For the year ended September 30, 2006 and 2005, net interest income before provision for loan losses was $13.5 million and $14.7 million, respectively. The decrease in net interest income was predominantly due to an increase in deposit interest expense, offset in part by an increase in interest income and a decrease in FHLB (Federal Home Loan Bank) advance interest expense. Interest expense on deposits increased to $2.5 million for the September 2006 quarter compared to $2.1 million for the September 2005 quarter, and increased to $9.0 million from $7.0 million for the comparable year end. Interest income was $7.1 million for the three months ended September 30, 2006 compared to $7.4 million for the three months ended September 30, 2005, and for the year ended September 30, 2006 and September 30, 2005 was $28.6 million and $27.9 million respectively.


MFB recorded a loan loss recovery of $835,000 for the three months ended September 30, 2006 compared to a provision for loan losses of $91,000 for the three months ended September 30, 2005. The recovery was predominantly related to the payments received on a commercial loan which had been fully reserved since December 31, 2005. As of September 30, 2006, the fully reserved loan balance was $3.1 million and the commercial loan customer was in compliance with a forbearance agreement dated September 8, 2006. The agreement provides for full payment of the outstanding debt by December 31, 2006. However, the Bank maintained the $3.1 million allowance for the loan losses allocation at September 30, 2006 based upon the history of unreliable and inconsistent financial reporting and cash flows of the customer's business. The provision for loan losses increased from $723,000 for the year ended September 30, 2005 to $1.0 million for the year ended September 30, 2006. The increased provision during the year ended September 30, 2006 was primarily related to the commercial loan customer discussed above.


Noninterest income increased from $5.0 million for the twelve months ended September 30, 2005 to $6.3 million for the same period ended September 30, 2006. The year to date increase was primarily the result of the first quarter non-cash impairment charge to earnings in December 2004 of $948,000 ($626,000 net of tax) resulting from a decline in value of $2.0 million of Fannie Mae ("FNMA") and $2.0 million of Freddie Mac ("FHLMC") floating rate preferred stock securities MFB holds. The Company had no losses on securities in fiscal year 2006. In addition, lease rental income from space in the Company's corporate headquarters increased by $443,000 over fiscal 2005. Two nonrecurring items affected noninterest income in the twelve months ending September 30, 2006, a gain of $238,000 related to a called FHLB advance and a gain of $200,000 from a sale of the Company's Insurance subsidiary property and casualty book of business. The Bank's wholly-owned subsidiary, Mishawaka Financial Services, Inc., continues to offer a variety of life and health insurance products to customers in the Bank's market area.

Noninterest expense increased from $15.8 million for the twelve months ended September 30, 2005 to $16.4 million for the twelve month period ending September 30, 2006 and increased from $4.0 million for the quarter ending September 30, 2005 to $4.2 million for the quarter ending September 30, 2006. Salaries and employee benefits were $7.5 million and $7.9 million at September 30, 2005 and 2006 respectively; occupancy and equipment expenses increased from $3.1 million at September 30, 2005 to $3.4 million at September 30, 2006; and the loss on sale of fixed assets was $229,000 for the twelve months ending September 30, 2006 predominantly due to the sale of a branch building and real estate. In June, 2006, the Bank disposed of a building and real estate which was originally purchased from Sobieski Bancorp in August 2004 as part of the acquisition of certain assets and liabilities. The building served as Sobieski's headquarters and contained space beyond the typical needs of MFB's current financial centers. In order to reduce future operating expenses, the building was sold at a loss of $189,000 and a new, smaller facility was constructed on an adjacent parcel of vacant land. Other expenses decreased from $3.8 million for the twelve months ending September 30, 2005 to $3.6 million for the same period in 2006.


MFB Corp.'s total assets were $496.1 million at September 30, 2006 compared to $554.9 million at September 30, 2005. A decrease in cash and cash equivalents from $54.2 million at September 30, 2005 to $16.3 million at September 30, 2006 was predominantly due to the net repayment of FHLB advances totaling $28.8 million during the year ended September 30, 2006. Loans receivable were $379.2 million at September 30, 2006, a decrease of $11.5 million from $390.7 million as of September 30, 2005. Residential mortgage loans increased $7.2 million from $192.0 million at September 30, 2005 to $199.2 million at September 30, 2006, offset by commercial loans outstanding decreasing by $23.4 million from $157.8 million at September 30, 2005 to $134.4 million at September 30, 2006. Consumer loan receivables, which include home equity term loans and lines of credit, increased $4.7 million to $45.6 million. Investment securities available for sale decreased from $63.6 million at September 30, 2005 to $58.4 million at September 30, 2006.

MFB Corp.'s allowance for loan losses at September 30, 2006 was $7.2 million or 1.91% of loans, comparable to the $6.4 million or 1.63% of loans at the end of last year. The ratio of nonperforming loans to loans was 0.36% at September 30, 2005 compared to 1.85% at September 30, 2006. Based on the evaluation of many factors including current economic conditions, changes in the character and size of the loan portfolio, current and past delinquency trends and historical and estimated net charge-offs, the Company provided $1.0 million to its allowance for loan losses during the year ended September 30, 2006 compared to $723,000 for the prior year ended September 30, 2005. Total year net charge-offs were $190,000 for the year ended September 30, 2006 and $409,000 for the year ended September 30, 2005. In management's opinion, the allowance for loan losses is adequate to cover probable incurred losses at September 30, 2006.

Total liabilities decreased $59.1 million during the year, from $516.2 million at September 30, 2005 to $457.1 million at September 30, 2006. The decrease was predominantly due to a measured reduction in above-average cost deposit products and the repayment of FHLB Advances. Total deposits declined by $28.2 million since September 30, 2005, from $374.4 million to $346.2 million; savings, NOW and MMDA deposits decreased $24.6 million, while time deposits increased by $3.4 million. Advances from the FHLB decreased $28.8 million, from $125.9 million at September to $97.1 million at September 30.

Total shareholders' equity increased from $38.7 million as of September 30, 2005 to $38.9 million as of September 30, 2006. The increases to equity resulted from net income of $2.2 million and $218,000 generated from the exercise of stock options, offset by $1.5 million in purchases of treasury stock and cash dividend payments of $713,000. The book value of MFB Corp. common stock, based on the actual number of shares outstanding, increased from $28.52 at September 30, 2005 to $29.48 at September 30, 2006.

 MFB Corp.'s wholly-owned bank subsidiary, MFB Financial, provides retail and business financial services to the Michiana area through its eleven banking centers in St. Joseph and Elkhart counties and private client services to the Indianapolis market through its office in Hamilton County. For more information, go to www.mfbbank.com.

                            MFB CORP. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                    September 30, 2006 and September 30, 2005
                     (in thousands except share information)

                                                                                            September 30,        September 30,
                                                                                                 2006                 2005
                                                                                           -----------------    -----------------
                                                                                           -----------------    -----------------
Assets
Cash and due from financial institutions                                                          $   6,726            $   7,613
Interest-bearing deposits in other financial institutions - short term                                9,563               46,596
                                                                                           -----------------    -----------------
     Total cash and cash equivalents                                                                 16,289               54,209

Securities available for sale                                                                        58,383               63,575
Other investments                                                                                    10,939               12,514

Loans held for sale                                                                                       0                  407

Mortgage loans                                                                                      199,196              191,970
Commercial loans                                                                                    134,412              157,804
Consumer loans                                                                                       45,614               40,921
                                                                                           -----------------    -----------------
                                                                                           -----------------    -----------------
     Loans receivable                                                                               379,222              390,695
     Less: allowance for loan losses                                                                (7,230)              (6,388)
                                                                                           -----------------    -----------------
          Loans receivable, net                                                                     371,992              384,307

Premises and equipment, net                                                                          19,477               20,336
Mortgage servicing rights                                                                             2,366                2,341
Cash surrender value of life insurance                                                                6,237                5,964
Goodwill                                                                                              1,970                2,423
Other intangible assets                                                                               1,699                2,134
Other assets                                                                                          6,720                6,667
                                                                                           -----------------    -----------------
               Total Assets                                                                      $  496,072     $       554,877
                                                                                           =================    =================
Liabilities and Shareholders' Equity
Liabilities
     Deposits
          Noninterest-bearing demand deposits                                                    $   30,031           $   36,876
          Savings, NOW and MMDA deposits                                                            129,233              153,864
          Time deposits                                                                             186,979              183,624
                                                                                           -----------------    -----------------
               Total deposits                                                                       346,243              374,364

     FHLB advances                                                                                   97,053              125,854
     Loans from correspondent banks                                                                   4,500                6,500
     Subordinated debentures                                                                          5,000                5,000
     Accrued expenses and other liabilities                                                           4,337                4,486
                                                                                           -----------------    -----------------
          Total liabilities                                                                         457,133              516,204

Shareholders' equity
     Common stock, no par value: 5,000,000 shares authorized;
          shares issued: 1,689,417 - 09/30/06 and 09/30/05;
          shares outstanding: 1,320,844 - 09/30/06 and 1,355,860 - 09/30/05                          12,422               12,376
     Retained earnings - substantially restricted                                                    35,479               34,027
     Accumulated other comprehensive income (loss),
          net of tax of ($176) - 09/30/06 and ($174) - 09/30/05                                                            (310)
                                                                                                (341)
     Treasury stock: 368,573 common shares - 09/30/06 and                                           (8,621)              (7,420)
           333,557 common shares - 09/30/05, at cost
                                                                                           -----------------    -----------------
          Total shareholders' equity                                                                 38,939               38,673
                                                                                           -----------------    -----------------
               Total Liabilities and Shareholders' equity                                        $  496,072           $  554,877
                                                                                           =================    =================

                               MFB CORP. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
             Three Months and Year Ended September 30, 2006 and 2005
                   (in thousands except per share information)

                                                            Three Months Ended                      Year Ended
                                                              September 30,                       September 30,
                                                           2006              2005              2006               2005
                                                       --------------    -------------     --------------     --------------
                                                       --------------    -------------     --------------     --------------
Interest income
    Loans receivable, including fees                           6,262         $  6,478             24,474          $  24,904
    Securities - taxable                                         796              657              3,214              2,594
    Other interest-earning assets                                 86              305                919                450
                                                       --------------    -------------     --------------     --------------
                                                       --------------    -------------     --------------     --------------
          Total interest income                                7,144            7,440             28,607             27,948
Interest expense
    Deposits                                                   2,453            2,069              9,020              6,969
    FHLB advances and other borrowings                         1,492            1,502              6,125              6,308
                                                                                           --------------     --------------
                                                       --------------    -------------     --------------     --------------
          Total interest expense                               3,945            3,571             15,145             13,277
                                                       --------------    -------------     --------------     --------------
                                                       --------------    -------------     --------------     --------------
Net interest income                                            3,199            3,869             13,462             14,671
Provision for (recovery of) loan losses                        (835)               91              1,032                723
                                                       --------------    -------------     --------------     --------------
                                                       --------------    -------------     --------------     --------------
Net interest income after provision for                        4,034            3,778           (12,430)             13,948
      (recovery of) loan losses
Noninterest income
     Service charges on deposit accounts                         817              874              3,259              3,291
     Trust fee income                                             93               85                414                385
     Insurance commissions                                        22               58                151                211
     Net realized gains from sales of loans                       49              213                261                835
     Mortgage servicing asset recovery                             -              266                161                180
     Net gain (loss) on securities available for sale              -                -                  -              (948)
     Gain on call of FHLB advance                                  -                -                238                  -
     Gain on sale of property and casualty insurance
         business                                                  -                -                200                  -
     Other income                                                429              389              1,650              1,033
                                                       --------------    -------------     --------------     --------------
                                                       --------------    -------------     --------------     --------------
          Total noninterest income                             1,410            1,885              6,334              4,987
Noninterest expense
     Salaries and employee benefits                            2,048            1,902              7,923              7,519
     Occupancy and equipment                                     826              765              3,377              3,063
     Professional and consulting fees                            125              188                432                712
     Data processing                                             212              195                838                754
     Loss on sale of fixed assets                                 13                4                229                  9
     Other expense                                               950              965              3,589              3,771
                                                       --------------    -------------     --------------     --------------
                                                       --------------    -------------     --------------     --------------
          Total noninterest expense                            4,174            4,019             16,388             15,828

Income before income taxes                                     1,270            1,644              2,376              3,107
Income tax expense                                               316              448                210                611
                                                       --------------    -------------     --------------     --------------
                                                       --------------    -------------     --------------     --------------
Net income                                                   $   954         $  1,196           $  2,166           $  2,496
                                                       ==============    =============     ==============     ==============
                                                       ==============    =============     ==============     ==============

Basic earnings per common share                             $   0.72         $   0.88           $   1.61            $  1.85
Diluted earnings per common share                           $   0.69         $   0.87           $   1.56           $   1.81

Cash dividends declared                                     $  0.135         $  0.125           $  0.530           $  0.495
